    As filed with the Securities and Exchange Commission on February 6, 2001

                                   REGISTRATION STATEMENT NO. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                       INVERNESS MEDICAL TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                        04-3164127
(State of Incorporation)                (I.R.S. Employer Identification Number)

                               200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 647-3900

     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                INTEG INCORPORATED (FORMERLY INOMET, INC.) 1990 INCENTIVE AND
                 STOCK OPTION PLAN

                INTEG INCORPORATED (FORMERLY INOMET, INC.) 1991 INCENTIVE AND
                 STOCK OPTION PLAN

        INTEG INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

              INTEG INCORPORATED 1996 DIRECTOR'S STOCK OPTION PLAN

                            (Full Title of the Plan)
                      ------------------------------------

                                  RON ZWANZIGER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       INVERNESS MEDICAL TECHNOLOGY, INC.
                               200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 647-3900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------
                                 With a copy to:
                              STEPHEN W. CARR, P.C.
                              SCOTT F. DUGGAN, ESQ.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
 Title of Securities Being          Amount to be        Proposed Maximum Offering       Proposed Maximum            Amount of
         Registered                 Registered,              Price Per Share        Aggregate Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001         280,728                  $27.375 (1)                 $7,684,929              $1,922.00
per share
==================================================================================================================================

(1) This estimate is based on the average of the high and low sales prices on the American Stock Exchange of the Common Stock of Inverness Medical Technology, Inc. on February 5, 2001 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.
================================================================================

                                     PART 1

              INFORMATION REQUIRED ON THE SECTION 10(A) PROSPECTUS

Item 1.        Plan Information. *

Item 2.        Registrant Information and Employee Plan Annual Information. *

               * Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the explanatory note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Inverness Medical Technology, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) All other reports filed since the end of the Company's 1999 fiscal year pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"); and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on June 14, 1996, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock registered by the Company hereby will be passed upon for the Company by Goodwin Procter LLP, Boston, Massachusetts. The president of a professional corporation which is a partner in the firm of Goodwin Procter LLP beneficially owns an aggregate of approximately 50,142 of Common Stock. The president of another professional corporation which is a partner in Goodwin Procter LLP beneficially owns 4,000 shares of Common Stock.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person's duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

     Article V of the Company's by-laws provides that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in
Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

     Section 145(g) of the Delaware General Corporation Law and Article V of the By-laws of the Company provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

     The Company has obtained insurance covering its directors and officers against losses and insuring the Company against certain of its obligations to indemnify its directors and officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Pursuant to the Delaware General Corporation Law, Article VII of the Certificate of Incorporation of the Company eliminates a director's personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.           EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

EXHIBITS

      4.1      Amended and Restated Certificate of Incorporation.*
      4.2      Amended and Restated By-laws.*
      5.1      Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
     23.1      Consent of Goodwin Procter LLP (included in Exhibit 5.1).
     23.2      Consent of Arthur Andersen LLP, Independent Accountants.
     24.1      Powers of Attorney (included on signature page hereto).
     99.1      Integ Incorporated (formerly INOMET, Inc.) 1990 Incentive and Stock Option Plan.
     99.2      Integ Incorporated (formerly INOMET, Inc.) 1991 Incentive and Stock Option Plan.
     99.3      Integ Incorporated 1994 Long-Term Incentive and Stock Option Plan.
     99.4      Integ Incorporated 1996 Director's Stock Option Plan.

     * Incorporated by reference to the Company's registration statement on Form SB-2, No. 333-4830-NY.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on February 6, 2001.

                                      INVERNESS MEDICAL TECHNOLOGY, INC.

                                      By:
                                         --------------------------------------
                                         Kenneth D. Legg, Ph.D.,
                                         Secretary and Executive Vice President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Inverness Medical Technology, Inc. hereby severally constitute Kenneth D. Legg, Ph.D. and Ron Zwanziger, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Inverness Medical Technology, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                                   CAPACITY                                     DATE
/s/ Ron Zwanziger                           Director, President and                              February 6, 2001
------------------------------------        Chief Executive Officer
Ron Zwanziger                               (Principal Executive Officer)

/s/ Duane L. James                          Vice President of Finance and                        February 6, 2001
------------------------------------        Treasurer
Duane L. James                              (Principal Financial Officer)

/s/ Ernest A. Carabillo, Jr.                Director                                             February 6, 2001
------------------------------------
Ernest A. Carabillo, Jr.

/s/ Carol R. Goldberg                       Director                                             February 6, 2001
------------------------------------
Carol R. Goldberg

/s/ John F. Levy                            Director                                             February 6, 2001
------------------------------------
John F. Levy

/s/ Robert Oringer                          Director                                             February 6, 2001
------------------------------------
Robert Oringer

/s/ Peter Townsend                          Director                                             February 6, 2001
------------------------------------
Peter Townsend

/s/ Willard Lee Umphrey                     Director                                             February 6, 2001
------------------------------------
Willard Lee Umphrey

                                  EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
      4.1      Amended and Restated Certificate of Incorporation.*
      4.2      Amended and Restated By-laws.*
      5.1      Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
     23.1      Consent of Goodwin Procter LLP (included in Exhibit 5.1).
     23.2      Consent of Arthur Andersen LLP, Independent Accountants.
     24.1      Powers of Attorney (included on signature page hereto).
     99.1      Integ Incorporated (formerly INOMET, Inc.) 1990 Incentive and Stock Option Plan.
     99.2      Integ Incorporated (formerly INOMET, Inc.) 1991 Incentive and Stock Option Plan.
     99.3      Integ Incorporated 1994 Long-Term Incentive and Stock Option Plan.
     99.4      Integ Incorporated 1996 Director's Stock Option Plan.

     * Incorporated by reference to the Company's registration statement on Form SB-2, No. 333-4830-NY.